UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 21, 2017

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:     CMS Energy Corporation ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. CMS Energy Corporation ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2017, CMS Energy Corporation (“CMS Energy”), entered into a $225 million unsecured Term Loan Credit Agreement (the “Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Bank”). The Agreement has a one year term and will expire in 2018. CMS Energy expects borrowings to be used to refinance certain outstanding debt.

The Bank has provided banking and underwriting services to CMS Energy in the ordinary course of business.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 $225,000,000 Term Loan Credit Agreement dated as of December 21, 2017 among CMS Energy Corporation, the financial institutions named therein and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Agent.

Exhibit Index

10.1	$225,000,000 Term Loan Credit Agreement dated as of December 21, 2017 among CMS Energy Corporation, the financial institutions named therein and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: December 22, 2017	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer